UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): May 9, 2017

Novo Integrated Sciences, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada	333-109118	59-3691650
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11120 NE 2nd Street, Suite 200, Bellevue, WA 98004

(Address of principal executive offices)

(206) 617-9797

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On May 15, 2017, Novo Integrated Sciences, Inc. (f/k/a Turbine Truck Engines, Inc.) (the “Company”) filed a Current Report on Form 8-K (as amended on July 17, 2017, the "Amended Form 8-K") reporting, among other things, the closing of the share exchange pursuant to which Novo Healthnet Limited (“Novo”) became a wholly owned subsidiary of the Company. This Current Report on Form 8-K/A (Amendment No. 2) amends the Amended Form 8-K to include the historical audited financial statements of Novo and the pro forma condensed combined financial information required by Items 9.01(a) and 9.01(b) of Form 8-K that were excluded from the Amended Form 8-K in reliance on the instructions to such items.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The audited financial statements of Novo for the years ended August 31, 2016 and 2015 and the unaudited financial statements of Novo for the six months ended February 28, 2017 are filed herewith as Exhibit 99.3 and incorporated herein by reference. The consent of AJ Robbins CPA LLC, Novo’s independent auditors, is attached hereto as Exhibit 23.1.

(b) Pro Forma Financial Information.

The unaudited pro forma consolidated financial information of the Company and Novo for the year ended December 31, 2016 and the three months ended March 31, 2017 is filed herewith as Exhibit 99.4 and incorporated herein by reference.

(d) Exhibits.

Exhibit No.	Description

23.1	Consent of AJ Robbins CPA, LLC.

99.3

Audited financial statements of Novo Healthnet Limited for the years ended August 31, 2016 and 2015 and unaudited financial statements of Novo Healthnet Limited for the six months ended February 28, 2017.

99.4	Unaudited pro forma consolidated financial information of the registrant and Novo Healthnet Limited for the year ended December 31, 2016 and the three months ended March 31, 2017

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novo Integrated Sciences, Inc.

Dated: July 24, 2017	By:	/s/ Christopher David
Christopher David
President

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